UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2013

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Reference is made to the Agreement and Plan of Merger, dated as of December 18, 2012, among Alterra Capital Holdings Limited (the "Registrant"), Markel Corporation ("Markel") and Commonwealth Merger Subsidiary Limited, a wholly owned subsidiary of Markel (the "Merger Agreement"), as previously disclosed.

On March 27, 2013, the Insurance Department of the State of Connecticut issued an order approving the acquisition by Markel of Alterra Reinsurance USA Inc., an indirect wholly owned insurance company of the Registrant domiciled in Connecticut. On March 28, 2013, the United Kingdom’s Financial Services Authority and Lloyd’s Market Services approved the change in control of Alterra at Lloyd’s Limited, an indirect wholly owned Lloyd's managing agent of the Registrant. These approvals were required as conditions to closing under the Merger Agreement.

As previously reported, on January 22, 2013, the Registrant received confirmation of the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and on February 26, 2013, the transaction was approved by shareholders of both the Registrant and Markel.

Additional transaction approvals received to date include the approval by the Central Bank of Ireland on March 13, 2013 of Markel’s acquisition of Alterra Europe plc, an indirect wholly owned insurance company of the Registrant domiciled in Ireland.

A hearing has been scheduled on April 11, 2013 with the Delaware Insurance Department in connection with the Markel’s Form A applications relating to the proposed change of control of Alterra Excess & Surplus Insurance Company and Alterra America Insurance Company, indirect wholly owned subsidiaries of the Registrant domiciled in Delaware.

Markel's application with Brazil’s Private Insurance Superintendency requesting approval of a change of control of Alterra Resseguradora do Brasil S.A., an indirect wholly owned subsidiary of the Registrant, remains pending.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

April 1, 2013	By:	Joseph W. Roberts

Name: Joseph W. Roberts
Title: Executive Vice President and Chief Financial Officer